                                    Exhibit 10.1
Execution Version
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of October 19, 2020, by and between Pixelworks, Inc., an Oregon corporation (the “Company”), and MTM-Xinhe Investment Limited, a British Virgin Islands company (the “Investor”).
BACKGROUND
A.    The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.
B.    The Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of 3,200,000 (appropriately adjusted to give effect to any Stock Event occurring after the date of this Agreement and on or prior to the Closing Date) shares (such number of shares, the “Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”).
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:
Article I
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
“9.9% Cap” has the meaning set forth in Section 4.12.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.
“Agreement” has the meaning set forth in the Preamble.
“Announcing 8-K Filing” has the meaning set forth in Section 4.7.
Attribution Parties” means, with respect to the Investor, collectively, any of the Investor’s Affiliates, any Persons acting as a “group” together with the Investor with respect to the Common Stock for purposes of Section 13(d) of the Exchange Act, and any other Persons whose beneficial ownership of the Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act.
“Applicable SEC Filings” has the meaning set forth in Section 3.1.

“Bloomberg” means Bloomberg Financial Markets or an equivalent, reliable reporting service mutually agreed upon by the Company and the Investor.
“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of San Francisco, California, U.S.A., are authorized or required by law to remain closed.
“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.
“Closing Date” means the date and time of the Closing and shall be the date and time that is mutually agreed to by the Company and the Investor, but no later than three (3) Business Days following the satisfaction or waiver of the conditions to the obligations of the parties hereto in Article V.
“Company Board” means the board of directors of the Company.
“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).
“Common Stock” has the meaning set forth in the Preamble.
“Common Stock Equivalents” means any Options or Convertible Securities.
“Company” has the meaning set forth in the Preamble.
“Company Charter Documents” means the articles of incorporation and bylaws of the Company, each as amended to date.
“Company Stock Plan” means the Company’s Amended and Restated 2006 Stock Incentive Plan, as amended and restated, and the Company’s 2010 Employee Stock Purchase Plan, as amended and restated.
“Company Shareholders” means holders of shares of Common Stock in their respective capacities as such.
“Company Subsidiary” means any direct or indirect Subsidiary of the Company.
“Convertible Securities” means any debt, preferred stock or other securities or instruments (other than Options) at any time directly or indirectly convertible into or exchangeable for Common Stock or that otherwise entitle the holder thereof to receive, directly or indirectly, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.
“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Disclosure Schedules” has the meaning set forth in Section 3.1.
“Disqualification Event” has the meaning set forth in Section 3.1(aa).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FINRA” means the Financial Industry Regulatory Authority.
“Fundamental Representations” means the representations and warranties made by the Company in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) (excluding clause (ii) of the first sentence thereof), (k), (l), (m), (n), (o), (p), (x), (y), (z) and (aa) of Section 3.1.
“GAAP” has the meaning set forth in Section 3.1(h).
“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality.
“Intellectual Property” means all (i) trademarks, service marks, trade dress, slogans, logos, trade names, corporate names, Internet domain names, and any other indicia of source, together with all goodwill associated with each of the foregoing, (ii) copyrights (whether or not registered or published) and works of authorship, (iii) registrations and applications for registration for any of the foregoing, (iv) patents (including all reissuances, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, patent disclosures and inventions (whether or not patentable or reduced to practice), (v) computer software (including but not limited to source code and object code), data, databases, and documentation thereof, (vi) trade secrets and other confidential information, know-how, protocols, processes, methodologies, techniques, strategies, and processes, (vii) other intellectual property and all rights associated with any of the foregoing, including the right to prosecute and recover monetary damages for any past, present and future infringements and other violations thereof, and (viii) copies and tangible embodiments of the foregoing (in whatever form or medium).
“Investor” has the meaning set forth in the Preamble.
“knowledge of the Company,” “knowledge” or “the Company’s knowledge” means the actual knowledge of any of the executive officers (as defined in Rule 405 under the Securities Act)  of the Company and the knowledge that any such executive officer would be expected to have after reasonable due diligence inquiry.
“Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Liabilities” means any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise).

“Liens” means any material pledges, liens, charges, encumbrances and security interests of any kind or nature whatsoever.
“Lockup Period” has the meaning set forth in Section 4.2.
“Material Adverse Effect” means any result, occurrence, change, event, circumstance, fact or effect (each, an “Effect”) that, individually or in the aggregate with any such other Effects (regardless of whether or not such Effect constitutes a breach of the representations and warranties made by the Company in this Agreement), is, or is reasonably likely to be, materially adverse to (i) the business, results of operations, condition (financial or otherwise), or assets of the Company and the Company Subsidiaries, taken as a whole, (ii) the legality or enforceability of any of this Agreement or (iii) the ability of the Company to perform its obligations under this Agreement; provided that in determining whether a Material Adverse Effect has occurred for purposes of clause (i) above, there shall be excluded any Effect on the Company and the Company Subsidiaries relating to or arising in connection with (i) changes in Legal Requirements or the adoption or amendment of financial accounting standards by the Financial Accounting Standards Board (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to other participants in their industry), (ii) the declaration by the United States of a national emergency or war, or the occurrence of any other calamity or crisis, in each case, arising after the date hereof (including any act of terrorism) (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to other participants in their industry), (iii) general business or economic conditions (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to other participants in their industry), (iv) conditions generally affecting the industry in which the Company and the Company Subsidiaries operate (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to other participants in their industry), (v) any failure by the Company to meet any internal projections or analyst estimates (but not the underlying reasons for the failure to meet any internal projections or analyst estimates), (vi) the COVID-19 pandemic (provided that such conditions do not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, relative to other participants in their industry), and (vii) any action taken by the Company at the written request of the Investor or that the Investor consents to in writing.
“Options” means any rights, warrants or options at any time directly or indirectly exercisable for, or otherwise representing a right to subscribe for or purchase, directly or indirectly, any Common Stock or Convertible Securities.
“Order” has the meaning set forth in Section 5.1(a).
“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company government (or an agency or subdivision thereof) or other entity of any kind.

“Private Transfer” has the meaning set forth in Section 4.1(a).
“Purchase Price” has the meaning set forth in Section 2.1.
“Regulation D” has the meaning set forth in the Preamble.
“Registrable Securities” means (i) the Shares and (ii) any shares of capital stock or other securities issued or issuable in exchange for or with respect to any of the Shares upon any stock split, dividend or other distribution, recapitalization, exchange, adjustment or similar event with respect to such Shares; provided, that any of the foregoing securities shall cease to be Registrable Securities upon the earliest to occur of the following: (A) such securities are sold pursuant to an effective registration statement; (B) such securities are sold pursuant to Rule 144; or (C) such securities are eligible for sale pursuant to Rule 144 without any volume or other limitation or restriction thereunder, other than a “current public information” requirement, provided, in the case of this clause (C), that the Company shall have taken such actions (including delivery of any necessary legal opinions to the Transfer Agent) as shall be necessary, to effect the removal of any restrictive legend from such securities in accordance with Section 4.1.
“Repurchase Price” means an aggregate price equal to (i) the aggregate Purchase Price paid by the Investor for the Shares being repurchased by the Company (appropriately adjusted to reflect any Stock Event occurring after the Closing Date), plus (ii) the Repurchase Price Interest.
“Repurchase Price Interest” means an amount equal to (i) the quotient of 5% of the aggregate Purchase Price paid by the Investor for the Shares being repurchased by the Company divided by 365, multiplied by (ii) the number of days that have elapsed since the Closing Date.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation adopted by the SEC having substantially the same effect as such Rule.
“Sanctions” has the meaning set forth in Section 3.1(w).
“Sanctioned Country” has the meaning set forth in Section 3.1(w).
“Sarbanes-Oxley” has the meaning set forth in Section 3.1(u).
“SEC” has the meaning set forth in the Preamble.
“SEC Reports” has the meaning set forth in Section 3.1(g).
“Securities Act” has the meaning set forth in the Preamble.
“Shares” has the meaning set forth in the Preamble.
“Shelf Registration Statement” has the meaning set forth in Section 4.5.

“Short Sales” has the meaning set forth in Section 3.2(k).
“Standard Settlement Period” means, as of any date, the standard settlement period for equity trades effected on securities exchanges in the United States, expressed in a number of Trading Days, as in effect on such date.
    “Stock Event” means a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction in respect of, or otherwise affecting, the Common Stock.
    “Subsidiary” means with respect to any Person (i) a corporation of which fifty percent (50%) or more of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof; (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.
“Subsidiary Charter Documents” means the certificate of incorporation and bylaws, or like organizational documents, of each of the Company Subsidiaries.
“Taxes” means all taxes, charges, fees, levies or other like assessments, including United States federal, state, local, foreign and other net income, gross income, gross receipts, social security, estimated, sales, use, ad valorem, franchise, profits, net worth, alternative or add-on minimum, capital gains, license, withholding, payroll, employment, unemployment, social security, excise, property, transfer taxes and any and all other taxes, assessments, fees or other governmental charges, whether computed on a separate, consolidated, unitary, combined or any other basis together with any interest and any penalties, additions to tax, estimated taxes or additional amounts with respect thereto, and including any liability for taxes as a result of being a member of a consolidated, combined, unitary or affiliated group or any other obligation to indemnify or otherwise succeed to the tax liability of any other Person.
“Tax Returns” means all returns, declarations, reports, statements, schedules, notices, forms or other documents or information required to be filed in respect of the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of any Legal Requirement relating to any Tax.
“Trading Day” means any day on which the Common Stock is traded for any period on the Nasdaq Global Market or, if the Nasdaq Global Market is not the principal trading market for the Common Stock, on the principal Trading Market or other securities exchange or market on which the Common Stock is then being traded; provided, however, that during any period in which the Common Stock is not listed or quoted on the Nasdaq Global Market or any other securities exchange or market, the term “Trading Day” shall mean a Business Day.
“Transfer Agent” means Broadridge Corporate Issuer Solutions or any successor transfer agent for the Company.
    “Trading Market” means any of the following national securities exchanges: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

Article II
PURCHASE AND SALE
2.1    Closing
. The date and time of the Closing shall be 9:00 a.m., Pacific Time, or such other time as may be mutually agreed upon by the Company and the Investor, on the Closing Date. The Closing shall take place at the offices of the Company’s counsel in Palo Alto, California. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Shares at a per share price (the “Purchase Price”) of $2.071 (appropriately adjusted to give effect to any Stock Event occurring after the date of this Agreement and on or prior to the Closing Date).
2.2    Closing Deliveries
(a)    At the Closing, the Company shall issue to the Investor a certificate or certificates (as directed by the Investor), issued in the name of the Investor (or its designee(s)) and duly executed on behalf of the Company, evidencing the Shares the Investor is purchasing, which shares shall be subject to the restrictions and legend set forth in Section 4.1(b) hereto.
(b)    At the Closing, the Investor shall deliver or cause to be delivered to the Company the amount of the aggregate Purchase Price for the Shares of $6,627,200 in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to the Investor by the Company at least three Business Days prior to the Closing Date.
Article III
Representations and Warranties of the Company
3.1    Except (a) other than for purposes of the Fundamental Representations, as specifically disclosed in the SEC Reports filed by the Company with the SEC pursuant to the Exchange Act after December 31, 2019 and at least five (5) Business Days prior to the date hereof (the “Applicable SEC Filings”) (excluding any disclosures set forth under the heading “Risk Factors” or disclosure of risks set forth in any “forward-looking statements” disclaimer, or disclosures in any other statements that are similarly cautionary or predictive in nature),or (b) as set forth in the Disclosure Schedules delivered by the Company to the Investor concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules and any other representation to the extent that the applicability of any such disclosure contained in the Disclosure Schedules is reasonably apparent on its face (notwithstanding the absence of a specific cross reference), the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Investor:
(a)    Subsidiaries. The Company has no significant Subsidiaries other than those included in the Applicable SEC Filings and the Company does not own or have any right or obligation (by law, contract or otherwise) to make any investment or otherwise acquire, directly or indirectly, any outstanding capital stock of, or other equity interest in, any Person. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Company Subsidiary free and clear of any Lien, and all the issued and outstanding shares of capital stock or comparable equity interest of each Company Subsidiary are duly authorized, validly issued and are fully paid, non-assessable and free of preemptive rights.
(b)    Organization and Qualification. Each of the Company and the Company Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Company Charter Documents or Subsidiary Charter Documents, as the case may be. The Company and the Company Subsidiaries are duly qualified to do business and are in good standing (except for entities organized under the laws of any jurisdiction that does not recognize such a concept) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect. The Company has furnished to the Investor, through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR), true and correct copies of the Company’s Charter Documents as in effect on the date this representation is made, and all documents and instruments containing the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock, and the material rights of the holders thereof in respect thereto.
(c)    Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder, including the issuance to the Investor of the Shares. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further consent or action is required by the

Company, the Company Board or the Company Shareholders. This Agreement has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (B) the effect of rules of law governing the availability of specific performance and other equitable remedies.
(d)    No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the issuance to the Investor of the Shares, do not, and will not, (i) conflict with or violate any provision of the Company Charter Documents or Subsidiary Charter Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract, agreement or instrument to which the Company or any of the Company Subsidiaries is a party or by which it or any of its properties is bound or (iii) assuming that all consents, filings, approvals, authorizations and other actions as described herein have been obtained or made, result in a violation of any Legal Requirement or Order to which the Company or a Company Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investor set forth in Section 3.2 hereof, federal and state securities laws), except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.
(e)    Required Filings and Consents. No consent, approval, Order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the performance by the Company of this Agreement or the transactions contemplated hereby, except for such consents, approvals, Orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, as and to the extent expressly contemplated herein.
(f)    Capitalization. There are 42,003,402 outstanding shares of Common Stock and no other outstanding shares of capital stock of the Company as of October 12, 2020. The Company has not issued any capital stock since October 12, 2020, other than to reflect issuances pursuant to the Company Stock Plan that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, including the issuance to the Investor of the Shares, that has not been effectively waived as of the Closing Date. Except as set forth in the Applicable SEC Filings, as a result of issuances pursuant to the Company Stock Plan,  as set forth in the Disclosure Schedules or as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s shareholders. There are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act.
(g)    SEC Reports. Since January 1, 2017, the Company has timely filed all registration statements, reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act. Such registration statements, reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, together with any materials filed or furnished by the Company, whether or not any such documents were required, being collectively referred to herein as the “SEC Reports.” As of their respective filing dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except to the extent corrected by an SEC Report filed subsequently but prior to the date hereof.
(h)    Financial Statements. The financial statements of the Company included in the SEC Reports comply, in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)    No Changes; Undisclosed Liabilities. Since the date of the latest audited financial statements included within the Applicable SEC Filings, (i)  except as specifically disclosed in a subsequent Applicable SEC Filing, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) except as specifically disclosed in a subsequent Applicable SEC Filing, the Company has not incurred any material Liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered materially its method of accounting or changed its auditors, except as disclosed in the Applicable SEC Filings, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any Common Stock, preferred stock or any other shares of capital stock, voting securities or other ownership interest, if any, of the Company (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate of the Company or any Company Subsidiary except Common Stock issued pursuant to Company Stock Plans or executive and director compensation arrangements disclosed in the Applicable SEC Filings, (vi) none of the Company Charter Documents has been amended or otherwise modified, and (vii) there has been no Stock Event.
(j)    Absence of Litigation. There is no action, suit, claim, or proceeding, inquiry or investigation, before or by any Governmental Entity pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries which, individually or in the aggregate, would reasonably be expected to (i) materially and adversely affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby, or (ii) have a Material Adverse Effect.
(k)    Accounting Matters. Since the date of the latest audited financial statements included within the Applicable SEC Filings, neither the Company nor any of the Company Subsidiaries nor, to the Company’s knowledge, any director, officer or employee, of the Company or any of the Company Subsidiaries, has received or otherwise obtained any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices. Since the date of the latest audited financial statements included within the Applicable SEC Filings, no attorney representing the Company or any of the Company Subsidiaries, whether or not employed by the Company or any of the Company Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of the Company Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company pursuant to Section 307 of Sarbanes-Oxley, and the SEC’s rules and regulations promulgated thereunder. Since the date of the latest audited financial statements included within the Applicable SEC Filings, there have been no SEC investigations or material internal investigations by the Company Board or any committee thereof regarding accounting or revenue recognition.
(l)    No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.
(m)    No Integration. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Shares, as contemplated hereby, to the registration provisions of the Securities Act.
(n)    Investment Company Status. The Company is not, and after giving effect to the issuance and sale of the Shares, would not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(o)    Private Placement. Assuming the accuracy of the representations and warranties of the Investor contained in Section 3.2 and the compliance by the Investor with the provisions set forth herein, the issuance and sale of the Shares in the manner contemplated by this Agreement is exempt from the registration requirements of the Securities Act and any applicable state securities laws.
(p)    Listing and Maintenance Requirements. The Common Stock is listed on the Nasdaq Global Market. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from the Nasdaq Global Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is in compliance, in all material respects, with the listing and maintenance requirements of The Nasdaq Global Market. The issuance and sale of the Shares by the Company as contemplated in this Agreement does not contravene, or require shareholder approval pursuant to, the rules and regulations of the Nasdaq Global Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company, in the twelve (12) months preceding the date hereof, received any notification that the SEC is contemplating terminating such registration. The Common Stock is eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of

DTC with respect to the Common Stock. The Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Common Stock is not, and has not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC. The Company is not, and never has been, a “shell company” (as defined in Rule 12b-2 under the Exchange Act) and is not an issuer of a type identified in, or subject to, Rule 144(i)(1) under the Securities Act. The SEC has never issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.
(q)    Taxes. Each of the Company and the Company Subsidiaries (i) has timely filed all foreign, federal and state income, franchise and all other material Tax Returns required by any jurisdiction to which it is subject, (ii) has timely paid all Taxes shown as being due and payable on its Tax Returns, and all other Taxes (if any) that are material in amount and required to be paid, except those for which the Company has made reserves in the consolidated financial statements of the Company and the Company Subsidiaries included in the Applicable SEC Filings that are adequate in accordance with GAAP, and (iii) has established in the consolidated financial statements of the Company and the Company Subsidiaries included in the Applicable SEC Filings reserves that are adequate in accordance with GAAP for the payment of all material Tax liabilities and deferred Taxes as of the date this representation is made. Neither the Company nor any of the Company Subsidiaries is or has been a U.S. real property holding corporation (as defined in Treasury Regulation Section 1.897-2(b) under the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Since January 1, 2017, no deficiency for any income, franchise or other material amount of Tax relating to the Company or any of the Company Subsidiaries has been asserted or assessed by any taxing authority in writing. None of the Company or any of the Company Subsidiaries has entered into a "listed transaction" that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder.
(r)    Intellectual Property Rights. To the Company’s knowledge, each of the Company and the Company Subsidiaries owns, or has the right to use pursuant to a valid and enforceable written license or has from the public domain, free and clear of any Liens, Intellectual Property sufficient for the conduct of its business as currently conducted. All owned Intellectual Property that is registered with or issued by a Governmental Entity is currently in the name of the Company or one of the Company Subsidiaries and, to the Company’s knowledge, any such registrations that have issued are valid and enforceable. Other than ex parte examinations in the course of patent prosecution, there is no pending or, to the Company’s knowledge, threatened action, suit, other proceeding or claim by any Person challenging or contesting (i) the validity, ownership or enforceability of any Intellectual Property owned by the Company or any of the Company Subsidiaries, (ii) the use of any Intellectual Property by the Company or the Company Subsidiaries, or (iii) any other rights of the Company or the Company Subsidiaries in or to any such Intellectual Property, and none of the Company or any of the Company Subsidiaries has received any written notice regarding any such action, suit, other proceeding or claim. To the Company’s knowledge, the conduct of the business of the Company has not, and none of the Company or any of the Company Subsidiaries has, infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property of any Person. There is no pending or, to the Company’s knowledge, threatened action, suit, other proceeding or claim by any Person alleging that the Company or any of the Company Subsidiaries has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or violating, or otherwise using without authorization, any Intellectual Property of any Person that is, or would reasonably be expected to be, material to the Company and its subsidiaries, taken as a whole, and none of the Company or any of the Company Subsidiaries has received any written notice regarding, any such action, suit, other proceeding or claim that is, or would reasonably be expected to be, material to the Company and its subsidiaries, taken as a whole.
(s)    Permits. The Company and the Company Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate U.S. federal or state or foreign regulatory authorities (including Governmental Entities) necessary to conduct their business as presently conducted, except where the failure to so possess would not reasonably be expected to result in a Material Adverse Effect, and none of the Company or any of the Company Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit.
(t)    Compliance with Laws. Neither the Company nor any of the Company Subsidiaries is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of the Company Subsidiaries under), nor has the Company or any of the Company Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other contract, agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or Governmental Entity, or (iii) in violation of any statute, rule, ordinance or regulation of any Governmental Entity or other regulatory authority, including any foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, employee benefit or employment and labor matters, nor has the Company or any of the Company Subsidiaries received any notice, warning letter or other communication from any Governmental Entity or other regulatory authority that alleges any violation of any laws, rules or regulations by the Company or any of the Company Subsidiaries, except in each case of (i), (ii) and (iii), as would not have or reasonably be expected to result in a Material Adverse Effect.
(u)    Sarbanes-Oxley. The Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder (“Sarbanes-Oxley”).
(v)    FCPA. Neither the Company nor any of the Company Subsidiaries, nor to the Company's knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of the Company Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of the Company Subsidiaries, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity;

made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
(w)    Sanctions. The Company and each Subsidiary is in compliance in all material respects with all U.S. economic sanctions laws, all executive orders and implementing regulations ("Sanctions") as administered by the U.S. Treasury Department's Office of Foreign Assets Control and the U.S. State Department. None of the Company or any of the Company Subsidiaries (A) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the "SDN List"), (B) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (C) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a "Sanctioned Country"), or (D) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement would be prohibited by applicable U.S. law. The Company and each Subsidiary is in compliance in all material respects with all laws related to terrorism or money laundering including: (A) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq. (the Bank Secrecy Act)), as amended by Title III of the Patriot Act, (B) the Trading with the Enemy Act, (C) that certain Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or any other enabling legislation, executive order or regulations issued pursuant or relating thereto, and (D) other applicable federal or state laws relating to "know your customer" or anti-money laundering rules and regulations. No action, suit or other proceeding by or before any court or Governmental Authority with respect to compliance with such anti-money laundering laws is pending or, to the Company's knowledge, threatened.
(x)    No Manipulation of Prices. None of the Company or the Company Subsidiaries, or, to the Company's knowledge, any of their respective officers, directors or Affiliates and, to the Company's knowledge, no one acting on any such Person's behalf has, (A) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any securities of the Company or any Company Subsidiary to facilitate the sale or resale of the Shares, (B) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (C) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any Company Subsidiary in connection with the sale of the Shares.
(y)    Application of Takeover Protections. There is no control share acquisition, business combination or other similar anti-takeover provision under the Company Charter Documents or applicable law that is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including the Company's issuance of the Shares and the Investor’s ownership of the Shares. The Company has not adopted a shareholders rights plan (or "poison pill") or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.
(z)    Brokers or Finders. There is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, the Company or any of its Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who might be entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the transactions contemplated by this Agreement.
(aa)    No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.
3.2    Representations, Warranties and Covenants of the Investor. The Investor hereby represents, warrants and covenants to the Company as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) as follows:
(a)    Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The purchase by the Investor of Shares hereunder has been duly authorized by all necessary corporate, partnership, limited liability or other action on its part. This Agreement has been duly executed and delivered by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.
(b)    No Public Sale or Distribution. The Investor is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration, and the Investor does not have a present arrangement to effect any distribution of the Shares to or through any other Person; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act, subject during the Lockup Period to the restrictions set forth in Section 4.3.
(c)    Investor Status. At the time the Investor was first offered the Shares, it was, and at the date hereof it is an “accredited Investor” as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker dealer registered under Section 15(a) of the

Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on or prior to the date of this Agreement, the Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.
(d)    Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and has so evaluated the merits and risks of such investment. The Investor understands that it must bear the economic risk of this investment in the Shares indefinitely and is able to bear such risk and is able to afford a complete loss of such investment.
(e)    Access to Information. The Investor acknowledges that copies of the Applicable SEC Filings are available on the SEC’s EDGAR system. The Investor acknowledges that it has had an opportunity to review the Applicable SEC Filings, this Agreement and the schedules, exhibits and attachments hereto (collectively, the “Disclosure Materials”) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, and (ii) access to information about the Company and the Company Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects as requested by or on behalf of the Investor. Neither such review or inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations, warranties, covenants and agreements contained in this Agreement.
(f)    No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.
(g)    No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract to which the Investor is a party, or (iii) result in a violation of any Legal Requirements (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such violations that do not otherwise affect the ability of the Investor to consummate the transactions contemplated hereby.
(h)    Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering.

(i)    Availability of Funds. On the Closing Date, the Investor will have immediately available funds in cash that will be sufficient to fulfill its obligations under Article II.
(j)    Brokers or Finders. There is no investment banker, broker, finder or other intermediary that has been retained by, or is authorized to act on behalf of, the Investor or any of its Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who might be entitled to any banking, broker’s, finder’s or similar fee or commission in connection with the transactions contemplated by this Agreement.
(k)    Prohibited Transactions. Prior to giving effect to the Investor’s purchase of the Shares pursuant to this Agreement, the Investor does not own, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with the Investor owns, any securities, including any derivatives, of the Company. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with the Investor has engaged prior to the date hereof, or prior to the Closing Date will engage, directly or indirectly, in any Short Sales involving Common Stock. “Short Sales” include all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.
(l)    Foreign Investor. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction of residence in connection with the purchase of the Shares and this Agreement, including (a) any foreign exchange restrictions applicable to such purchase in such jurisdiction, (b) any governmental or other consents that may be required in such jurisdiction, and (c) any tax consequences in such jurisdiction that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction of residence.
(m)    General Solicitation.  The Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(n)    Beneficial Ownership.  Assuming the accuracy of the representations and warranties made by the Company in Section 3.1(f), the purchase by the Investor of the Shares issuable to it at the Closing will not result in the Investor (individually or together with any other Person with whom the Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of the 9.9% Cap on a post transaction basis that assumes that the Closing shall have occurred.  The Investor does not presently intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of the 9.9% Cap on a post transaction basis that assumes that the Closing shall have occurred.
(o)    No Intent to Effect a Change of Control. The Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.
(p)    No Rule 506 Disqualifying Activities. The Investor is not subject to the disqualification provisions of Rule 506(d)(1) of the Securities Act.
(q)    Residency. The Investor’s office in which its investment decision with respect to the Shares was made is located at the address immediately below the Investor’s name on its signature page hereto.

Article IV
ADDITIONAL AGREEMENTS
4.1    Transfer Restrictions.
(a)    The Investor covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares represented by certificates bearing the restrictive legend set forth in Section 4.1(b), other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Investor provides the Company with reasonable assurances (in the form of customary seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b) (any such transfer other than those in (i)-(iv), a “Private Transfer”), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of any Private Transfer, and subject to the provisions of Section 7.7, any such transferee shall agree in writing to be bound by the applicable terms of this Article IV and shall have the rights and obligations of the Investor under this Article IV with respect to such transferred Shares.
(b)    The Investor agrees that the following legend shall be imprinted on any certificate evidencing any of the Shares until such time as such legend is not required under Section 4.1(c):
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD (I) EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (b) Rule 144 under the Securities Act OR (c) ANother AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED THAT UPON FORECLOSURE OR TRANSFER OF THE SECURITIES, SUCH FORECLOSING PERSON OR TRANSFEREE SHALL COMPLY WITH applicable PROVISIONS of THE SECURITIES PURCHASE AGREEMENT pursuant to which these securities were originally issued.
The Company acknowledges and agrees that Investor may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the transferee of the pledge. No notice shall be required of such pledge, but Investor shall promptly notify the Company of any such subsequent transfer or foreclosure. Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between the Investor and its pledgee or secured party. Investor acknowledges and agrees that, except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).
The legend set forth above shall be removed from the certificates representing any Shares (and such Shares shall not be subject to any stop-transfer instructions) if (i) such Shares are registered for resale under the Securities Act (provided that, if the Investor is selling pursuant to the effective registration statement registering the Shares for resale, the Investor agrees to only sell such Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, the form of substance of which opinion shall be reasonably acceptable to the Company, that the sale, assignment or transfer of such Shares may be made without registration under the applicable requirements of the Securities Act, (iii) such Shares have been or are being sold pursuant to Rule 144 (as set forth in customary paperwork to such effect), or (iv) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 of the Securities Act without volume or manner-of-sale restrictions (which shall be satisfied if the Investor certifies at such time that (a) it is not an “affiliate” of the Company (as such term is used under Rule 144), (b) that the Investor’s holding period for purposes of Rule 144 with respect to such Shares is at least six (6) months, and (c) Investor will comply with the requirements of Rule 144 in conducting any sale pursuant thereto). Investor specifically agrees that the Company’s legal counsel may rely on the certifications provided in (a)-(c) hereof in rendering its instruction letter to the transfer agent regarding removal of the restrictive legend. The Company agrees that, following such time as any of the foregoing conditions is met, it will, no later than the earlier of (x) two (2) Trading Days and (y) the number of Trading Days comprising the Standard Settlement Period following the delivery by the Investor to the Company or the Transfer Agent of a certificate representing Shares issued with a restrictive legend, deliver or cause the Transfer Agent to deliver to the Investor a certificate representing such Shares or, at the request of the Investor, deliver or cause to be delivered the Shares to the Investor by crediting the account of the Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer instructions (or similar notations). The Investor shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.

4.2    Lockup Period. Until the earlier of (i) the termination of this Agreement pursuant to Section 7.1 hereto, and (ii) the date that is six months following the Closing Date (the “Lockup Period”), the Investor shall not and shall cause its Affiliates not to, directly or indirectly, without the Company’s prior written consent:
(i)
(b)    offer, pledge, sell, contract to sell, grant or enter into any option or contract to sell or otherwise dispose of, directly or indirectly, any of the Shares or any securities convertible into, exercisable for or exchangeable for any of the Shares; or
(c)    enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise;
provided that, (A) if the Investor is a corporation, limited liability company, partnership, trust or other entity, this Section 4.2 shall not apply to transfers to its stockholders, members, partners or trust beneficiaries as part of a distribution or to any corporation, partnership or other entity that is its Affiliate so long as the Investor notifies the Company thereof and the transferee agrees to be bound in writing by the terms of this Section 4.2 prior to such transfer, and (B) this Section 4.2 shall not apply to transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company Board made to all holders of the Common Stock. For the avoidance of this Section 4.2 shall not apply to any shares of Common Stock or other securities acquired by the Investor after the Closing Date, on the open market or otherwise

4.3    Furnishing of Information. From the date of this Agreement until the date that is eighteen (18) months after the Closing Date, the Company shall (a) timely file (without giving effect to any grace period provided by Rule 12b-25 (or any successor thereto) under the Exchange Act) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and the Company shall not terminate the registration of the Common Stock under the Exchange Act or otherwise terminate its status as an issuer required to file reports under the Exchange Act, even if the securities laws would otherwise permit any such termination, (b) take all action reasonably necessary to continue at all times the listing and trading of the Common Stock on the Nasdaq Global Market (or another Trading Market) and comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Nasdaq Global Market (or such other Trading Market), and (c) maintain the eligibility of the Common Stock for electronic transfer through the DTC. Each of the reports hereafter filed by the Company pursuant to the Exchange Act shall comply in all material respects with the applicable requirements of the Exchange Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.4    Registration Rights. The Company hereby agrees that, if, on or at any time after the date that is six months after the Closing Date and through and until the date that is one (1) year following the Closing Date, any of the Shares constitute Registrable Securities, then as promptly as reasonably practicable thereafter the Company shall file with the SEC a “shelf” registration statement (a “Shelf Registration Statement”) on Form S-3 (or successor thereto or, if the Company is not able to file on such form, on Form S-1 or successor thereto) covering the resale by the Investor (or other holder or holders of the Shares) of all of the Registrable Securities pursuant to a “plan of distribution” approved by the Investor, shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as reasonably practicable after such filing and to thereafter remain effective until there are no longer any Registrable Securities, and shall take all such other actions as shall be reasonably necessary to facilitate the resale of the Registrable Securities by the Investor (or other holder or holders of the Shares) pursuant to such Shelf Registration Statement. In any such case, in connection with the filing of a Shelf Registration Statement, the Company and the Investor, each acting in good faith, shall use their reasonably best efforts to enter into a registration rights agreement containing customary provision, including customary procedural requirements and customary indemnification and contribution provisions.
4.5     Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the offer or sale of the Shares to the Investor or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of the Nasdaq Global Market (or successor Trading Market where the Common Stock is traded).

4.6    Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify, the sale of the Shares to the Investor at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Investor.
4.7    Public Disclosure. Without limiting any other provision of this Agreement, the Investor and the Company will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, and agree on, any press release with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release prior to such review, except as may be required by law or any listing agreement with or rule of any applicable national or regional securities exchange or market. On October 22, 2020, the Company shall file with the SEC a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Agreement, attaching this Agreement (without any redaction therefrom) and disclosing any other presently material non-public information (if any) provided or made available to the Investor (or the Investor’s agents or representatives) on or prior to the date hereof (the “Announcing 8-K Filing”). On or before the fourth (4th) Business Day following the Closing Date or the termination of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K disclosing the Closing or such termination, as applicable. The Company represents and warrants that, from and after the filing of the Announcing 8-K Filing, it shall have publicly disclosed all material, nonpublic information (if any) provided or made available to the Investor (or the Investor’s agents or representatives) by the Company or any of its officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Agreement or otherwise on or prior to the date hereof. The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide the Investor with any such material, nonpublic information regarding the Company from and after the filing of the Announcing 8-K Filing without the express prior written consent of the Investor. The Company understands, acknowledges and agrees that (a) the Investor, its Affiliates and Persons acting on its behalf will rely on the provisions of this Section 4.7 in effecting transactions in the Shares and other securities of the Company and of other Persons, and (b) notwithstanding anything to the contrary contained herein, neither the Investor nor the Investor’s Affiliates, attorneys, agents or representatives shall have any duty of trust or confidence with respect to, or any obligation not to trade in any securities while aware of, any material non-public information (i) provided by, or on behalf of, the Company, any of its Affiliates or any of its officers, directors (or equivalent persons), employees, attorneys, agents or representatives in violation of any of the representations, covenants, provisions or agreements set forth in this Section 4.7 or (ii) otherwise possessed (or continued to be possessed) by the Investor (or any Affiliate, agent or representative thereof) as a result of any breach or violation of any representation, covenant, provision or agreement set forth in this Section 4.7.
4.8    Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Investor and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Legal Requirements to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using commercially reasonable efforts to: (i) cause the conditions to the issuance of the Shares pursuant to this Agreement set forth in Article V to be satisfied; (ii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and make all necessary registrations, declarations and filings with Governmental Entities; and (iii) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, including the issuance of the Shares. The Company and the Investor shall cooperate with one another (x) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (y) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.
4.9    Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares for general working capital purposes.
4.10    Prohibition on Variable Priced Securities. From the date of this Agreement until the first (1st) anniversary of the Closing Date, the Company shall not in any manner issue or sell any securities that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock (other than proportional adjustments as a result of subdivisions or combinations of the Common Stock or other Stock Events).
4.11    Company Repurchase. In the event that at any time after the Closing the U.S. government prohibits the ownership of the Shares by Investor, unless otherwise required by such prohibition or by applicable law, the Company shall provide reasonable assistance to the Investor in selling the Shares, including by terminating the Lockup Period set forth in Section 4.2 and waiving the restrictions set forth in such Section. In the event the Investor is unable to sell any or all of the Shares to any third party or parties after using its reasonable best efforts to do so for a reasonable time period, which period shall not be in excess of one hundred and eighty (180) days or such other period in which the Company is obligated to divest the Shares, the Company shall, as soon as reasonably possible after the Investor notifies the Company that the Investor has been unable to sell any or all of the Shares to any third party or parties, repurchase all of the Shares still held by the Investor at the Repurchase Price, unless the Company is prohibited from doing so pursuant to applicable law. In connection with such repurchase, the Company shall pay the Repurchase Price to the Investor by wire transfer of immediately available funds to an account or accounts designated by the Investor, and the Investor shall execute such stock powers as shall be necessary to surrender the Shares to the Company.
4.12    Beneficial Ownership Limitation.
The Company shall not issue to the Investor, and the Investor shall use commercially reasonable efforts to not, following the Closing Date, acquire any shares of Common Stock from any third party to the extent that, upon such issuance or acquisition, the aggregate number of shares of Common Stock then beneficially owned by the Investor together with any of the Investor’s Attribution Parties (including shares held by any “group” of which the Investor is a member) would exceed 9.9% of the total number of shares of Common Stock then issued and outstanding (the “9.9% Cap”). For the avoidance of doubt, any repurchase of shares of Common Stock by the Company or other action by the Company that has the effect of reducing the number of outstanding shares of Common Stock and thus causing the aggregate number of shares of Common Stock then beneficially owned by the Investor together with any of the Investor’s Attribution Parties (including shares held by any “group” of which the Investor is a member) to exceed the 9.9% Cap (a “Share Reduction Event”) shall in no event constitute a violation by the Investor of this Section 4.11; provided that the Company shall use its commercially reasonable efforts to promptly notify the Investor of the occurrence of any Share Reduction Event. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage beneficially owned by the Investor and its Attribution Parties shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.

Article V
CONDITIONS
5.1    Conditions to the Obligations of Each Party to Perform its Obligations under this Agreement. The respective obligations of each party to this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:
(a)    No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, judgment, ruling or any other order (each, an “Order”) which (i) is in effect and (ii) has the effect of preventing or making the issuance of the Shares pursuant to this Agreement illegal; and
(b)    Government Approvals. The Investor has received all consents, approvals or clearances from (or registration with, as applicable) the National Development and Reform Commission, the Ministry of Commerce, the State Administration of Foreign Exchange or their respective local counterparts, and/or any other Governmental Entities with jurisdiction over the Investor or the transactions contemplated by this Agreement.

(c)    Termination. This Agreement shall not have been terminated in accordance with Section 7.1.
5.2    Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate and effect the issuance of the Shares hereunder shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:
(a)    Representations and Warranties. The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date except for those representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of such particular date.
(b)    Agreements and Covenants. The Investor shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with by Investor at or prior to the Closing Date.
(c)    Proceedings. There shall not be pending any suit or litigation challenging or seeking to restrain or prohibit the consummation of any of the transactions contemplated by this Agreement, including the issuance of the Shares.
(d)    Purchase Price. The Investor shall have paid the aggregate Purchase Price to the Company in accordance with Section 2.2(b).
5.3    Additional Conditions to the Obligations of the Investor
. The obligations of the Investor to consummate and effect the purchase of the Shares hereunder shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Investor:
(a)    Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of such particular date.

(b)    Agreements and Covenants. The Company shall have performed or complied in all material respects with its agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.
(c)    Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.
(d)    Legal Opinion. The Investor shall have received the opinions of Pillsbury Winthrop Shaw Pittman, LLP, outside counsel to the Company, and Tonkon Torp, LLC as to Oregon matters, dated as of the Closing Date, in a form reasonably acceptable to the Investor.
(e)    Certified Charter. The Company shall have delivered to the Investor the articles of incorporation of the Company, certified by the Secretary of State of the State of Oregon as of a date within three (3) days of the Closing Date.
(f)    Good Standing Certificates. The Company shall have delivered to the Investor a certificate evidencing the incorporation or organization and good standing of the Company and each of its domestic Subsidiaries in such entity's state or other jurisdiction of incorporation or organization issued by the Secretary of State (or other applicable authority) of such state or jurisdiction of incorporation or organization as of a date within three (3) days of the Closing Date.
(g)    Transfer Agent Letter. The Company shall have delivered to the Investor a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of a date within two (2) Business Days of the Closing Date.
(h)    Proceedings. There shall not be pending any suit or litigation challenging or seeking to restrain or prohibit the consummation of any of the transactions contemplated by this Agreement, including the issuance of the Shares.
(i)    Nasdaq; Trading. The Company shall have filed with the Nasdaq Global Market a true and complete Notification Form: Listing of Additional Shares covering the Shares. No stop order or suspension of trading shall have been imposed by the Nasdaq Global Market or the SEC or any other Governmental Entity with respect to public trading in the Common Stock.
(j)    Certified Resolutions. The Investor shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying the Organizational Documents and resolutions duly adopted by the Company Board or a duly authorized committee thereof authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the issuance and sale of the Shares.
(k)    Issuance of Stock Certificates. The Company shall have issued a certificate or certificate(s) representing the Shares to the Investor as in accordance with Section 2.2(a).

(l)    Officer’s Certificate. The Investor shall have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying as to the matters set forth in clauses (a), (b), (c), (i) and (j) of this Section 5.3.
Article VI
INDEMNIFICATION

6.1    Company Indemnification Obligation. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Shares hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall indemnify and hold harmless the Investor and each other holder of the Shares entitled to rights hereunder and all of their stockholders, partners, officers, directors, members, managers, employees and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages (unless such action, cause of action, suit, claim, loss, cost, penalty, fee, liability or damage is based upon a breach of Investor’s representations, warranties or covenants hereunder, or any violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or bad faith, and expenses in connection therewith, and including reasonable and documented attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or (iii) any violations by the Company of state or federal securities laws in connection with this Agreement or the Company’s performance of its obligations hereunder, or any conduct by the Company which constitutes fraud, gross negligence, willful misconduct or bad faith, in connection with this Agreement or the Company’s performance of its obligations hereunder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.
6.2    Indemnification Procedures. Each Indemnitee shall (i) give prompt written notice to the Company of any claim with respect to which it seeks indemnification pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Company of any liability, except to the extent that the Company is actually prejudiced in its ability to defend such claim) and (ii) permit the Company to assume the defense of such claim with counsel selected by the Company and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Company has agreed in writing to pay such fees and expenses, (B) the Company shall have failed to assume the defense of such claim within ten (10) days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by the Company and reasonably satisfactory to the Indemnitee, or (C) based upon the written advice of Indemnitee’s counsel, a material conflict of interest exists between the Indemnitee and the Company with respect to such claims (in which case, if the Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such claim on behalf of the Indemnitee); provided, however, that in no event shall the Company be responsible for the fees and expenses of more than one counsel for all Indemnitees (in addition to local counsel) and the Company shall only be responsible for reasonable and documented attorneys’ fees and expenses. If the Company assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). In connection with any settlement negotiated by the Company, the Company shall not, and no Indemnitee shall be required by the Company to, (I) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation, or (II) enter into any settlement that attributes by its terms any liability, culpability or fault to the Indemnitee. In addition, without the consent of the Indemnitee, the Company shall not consent to entry of any judgment or enter into any settlement which provides for any obligation or restriction on the part of the Indemnitee other than the payment of money damages which are to be paid in full by the Company. If the Company fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnitee shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim, provided, however, that Indemnitee shall not consent to entry of any judgment or enter into any settlement in respect thereof without the prior consent of the Company (but such consent shall not be unreasonably withheld, conditioned or delayed). To the extent that an Indemnitee wishes to seek indemnification under this Article VI, such Indemnitee must provide the Company with written notice asserting a claim under this Article VI, with such notice to be provided within eighteen (18) months from the Closing. If an Indemnitee fails to provide such written notice in respect of any claim within this 18-month period, the Indemnitee shall no longer be entitled to indemnification by the Company hereunder in respect of such claim.

Article VII
MISCELLANEOUS
7.1    Termination. This Agreement may be terminated by the Company or the Investor, by written notice to the other parties, if the Closing has not been consummated by the date that is sixty (60) days following the date of this Agreement; provided, however, that the right to terminate this Agreement shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time, and provided further that no such termination will affect the right of any party to sue for any breach by the other party (or parties) and shall not affect any provisions hereof that expressly survive termination in accordance with the terms hereof.
7.2    Fees and Expenses. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.
7.3    Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matters hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investor such further documents as may be reasonably requested in order to give practical effect to the intention of the parties hereunder.
7.4    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
7.5    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Pacific Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Pacific Time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.
7.6    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.
7.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder (except, following the Closing, by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) without the prior written consent of the Investor. The Investor may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (which consent shall not, following the Closing, be unreasonably withheld), except that the Investor may transfer or assign its rights and obligations under this Agreement, in whole or in part, to one or more of its respective Affiliates at any time so long as Investor provides prior notice thereof to the Company, and provided that such transfer or assignment will not relieve the Investor of any of its obligations hereunder.
7.8    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Investor and their respective successors and permitted assigns and, to the extent provided in Article VI, each Indemnitee. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than those Persons mentioned in the preceding sentence or otherwise explicitly mentioned in this Agreement, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such Persons and for the benefit of no other Person.
7.9    Governing Law; Venue; Waiver of Jury Trial. THE CORPORATE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS SHAREHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK COUNTY FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE INVESTOR, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR

DEFEND ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THIS AGREEMENT) AND SUCH PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
7.10    Execution. This Agreement may be executed in two counterparts, both of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.
7.11    Survival. The representations and warranties of the Company contained herein shall survive the Closing. The covenants of the Company and the Investor contained in this Agreement shall terminate on the Closing Date; provided, that the covenants that by their terms are required to be performed in whole or in part following the Closing Date shall survive the Closing Date.
7.12    Severability. If any provision of this Agreement is prohibited by law or otherwise held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
7.13    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance hereunder (without posting a bond or other security or proving actual damages). Each of the parties agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PIXELWORKS, INC.

By:	/s/ Todd DeBonis
Name: Todd DeBonis
Title: President and Chief Executive Officer

Address for Notice:

226 Airport Parkway, Suite 595
San Jose, California 95110
Email: tdebonis@pixelworks.com

with a copy (which shall not constitute notice) to:

Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
Facsimile No.: (650) 233-4545
Telephone No.: (650) 233-4537
Attn: Christina F. Pearson
Email: christina.pearson@pillsburylaw.com

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MTM-XINHE INVESTMENT LIMITED

By:	/s/ Wang Jun
Name: Wang Jun
Title: President

Address for Notice:

3303-3306, S2, BFC, No.600 Zhongshan Road
(E-2), Huangpu District, Shanghai, 200001
Email: wangjun@mtmcapital.cn

with a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
Suite 4906 Wheelock Square
1717 Nanjing Road West
Shanghai, P.R. China 200040
Facsimile No.: +86.21.6039.3223
Telephone No.: +86.21.6039.3218
Email: lijie.han@katten.com

And to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, IL 60661
Facsimile No.: (312) 902-5493
Telephone No.: (312) 902-1061
Attn: Mark D. Wood
Email: mark.wood@katten.com

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